Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FIRST QUARTER 2010 RESULTS
DALLAS — (BUSINESS WIRE) — May 5, 2010 — Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the first quarter of 2010. Company highlights for the first quarter include:
Financial Highlights
•	Revenues were $47.9 million in the first quarter of 2010 compared to $48.0 million in the first quarter of 2009.
•	Adjusted EBITDAR was $14.3 million in the first quarter of 2010, equal to the prior year period.
•	Adjusted EBITDAR margin was 29.9 percent compared to 29.8 percent in the first quarter of the prior year.
•	Net income was $0.7 million or $0.03 per diluted share in the first quarter of 2010 compared to net income of $0.8 million or $0.03 per diluted share in the first quarter of 2009.
•	Adjusted cash flow from operations (“CFFO”) was $3.9 million or $0.15 per diluted share in the first quarter of 2010, versus $4.1 million or $0.15 per diluted share in the first quarter of 2009.
Operational Highlights
•	Average physical occupancy rate for the 59 stabilized communities was 86 percent.
•	Operating margins (before property taxes, insurance and management fees) were 48 percent in stabilized independent and assisted living communities.
•
At communities under management, excluding three communities undergoing conversions, same-store revenue increased 2.3 percent versus the first quarter of 2009 as a result of a 2.6 percent increase in average monthly rent. Same-community expenses increased 1.9 percent and net income increased 2.8 percent from the comparable period of the prior year.

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Significant Transactions
•
A joint venture in which the Company held an 11 percent interest sold five communities to Health Care REIT, Inc. (“HCN”). Upon closing the sale of its interests in April, the Company began leasing the communities from HCN. The Company received proceeds from its interests of approximately $3.2 million and will realize a gain of approximately $0.8 million.

Annualizing fourth quarter 2009 results, these communities are expected to generate over $11.0 million of annual revenue and $0.8 million of annual cash flow, net of rent expense.
•
A second joint venture in which the Company held a 15 percent interest sold three communities also to HCN. Upon closing the sale of its interests last week, the Company began leasing the communities from HCN. The Company received proceeds from its interests of approximately $1.3 million and will realize a gain of approximately $0.3 million.

Annualizing fourth quarter 2009 results, these communities are expected to generate over $11.7 million of annual revenue and $0.7 million of annual cash flow, net of rent expense.
“The first quarter of the year is typically our most challenging period and this year was particularly impacted by harsh weather around the country; yet we achieved positive results through increases in average monthly rents and tight control of expenses,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Our EBITDAR margin increased from the first quarter of 2009 and CFFO for the quarter was $0.15 per share. We are encouraged by improvement in move-ins and deposits in March and April and by the fact that new supply is practically non-existent as demand continues to grow. With the efficiencies we have achieved during this difficult economic period, we expect future occupancy gains to result in solid incremental margins and meaningful cash flow growth.”
OPERATING AND FINANCIAL RESULTS
For the first quarter of 2010, the Company reported revenue of $47.9 million, compared to revenue of $48.0 million in the first quarter of 2009. Resident and healthcare revenue increased from the first quarter of the prior year by approximately $0.3 million as a result of an increase in average monthly rents. The number of consolidated communities remained at 50 in both periods. Financial occupancy of the consolidated portfolio averaged 83.4 percent in the first quarter of 2010 with an average monthly rent of $2,552 per occupied unit. Excluding three communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 84.6 percent.

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Revenue under management was $56.4 million in the first quarter of 2010 compared to $54.8 million in the first quarter of 2009. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. There were 66 communities under management in the first quarter of 2010 compared to 64 in the first quarter of 2009.
Operating expenses for the first quarter of 2010 increased by $0.3 million from the first quarter of 2009. As a percentage of resident and healthcare revenue, operating expenses were 61.4 percent in the first quarter of 2010 compared to 61.0 percent in the first quarter of 2009.
General and administrative expenses of $3.0 million were approximately equal to the first quarter of 2009. Facility lease expenses were $6.4 million in the first quarter of 2010, slightly higher than the first quarter of 2009, primarily reflecting increases in contingent rent on 25 leased communities.
Depreciation and amortization expense increased $0.2 million from the first quarter of the prior year as a result of capital improvements at certain of the Company’s owned and leased facilities.
Adjusted EBITDAR for the first quarter of 2010 was approximately $14.3 million, equal to the first quarter of 2009. Adjusted EBITDAR margin was 29.9 percent for the period.
Interest expense was $2.9 million in the first quarter of 2009, approximately $0.1 million below the first quarter of 2009, reflecting lower debt outstanding due to principal amortization.
The Company reported income before taxes of approximately $1.3 million in the first quarter of 2010 compared to a pre-tax profit of approximately $1.4 million in the first quarter of 2009.
The Company reported net income of $0.7 million or $0.03 per diluted share in the first quarter of 2010 versus net income of $0.8 million, also $0.03 per diluted share in the first quarter of 2009. CFFO was $3.9 million or $0.15 per diluted share in the first quarter of 2010, versus $4.1 million or $0.15 per diluted share in the first quarter of 2009.
CAPITAL OVERVIEW AND FINANCING
The Company ended the quarter with $35.8 million of cash and cash equivalents, including restricted cash.
As of March 31, 2010, the Company financed its 25 owned communities with mortgage debt totaling $181.3 million at fixed interest rates averaging 6.1 percent. On April 15, 2010, the Company negotiated a pay-off settlement of approximately $3.7 million with

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the servicer of a securitized promissory note with an outstanding principal balance of $4.6 million. The securitized promissory note was a debt obligation of one of the Company’s wholly owned subsidiaries and matured on September 1, 2009. The Company will record a gain in the second quarter for this negotiated pay-off.
Capital expenditures for the quarter were approximately $1.6 million, representing $0.6 million of investment spending and $1.0 million of recurring Capex. If annualized, spending for recurring Capex equaled approximately $600 per unit.
Q1 2010 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s first quarter 2010 results. The call will be held on Thursday, May 6, 2010 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-0974, confirmation code 5119540. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Play or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 6, 2010 at 2:00 p.m. Eastern Time, until May 14, 2010 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 5119540. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 66 senior living communities in 23 states with an aggregate capacity of approximately 10,000 residents.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

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This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,654	$28,972
Restricted cash	2,169	2,167
Accounts receivable, net	3,145	3,340
Accounts receivable from affiliates	369	424
Federal and state income taxes receivable	650	1,493
Deferred taxes	1,121	1,208
Assets held for sale	354	354
Property tax and insurance deposits	6,923	8,632
Prepaid expenses and other	2,010	4,010

Total current assets	50,395	50,600
Property and equipment, net	298,813	300,678
Deferred taxes	7,457	7,781
Investments in joint ventures	6,331	6,536
Other assets, net	14,889	14,908

Total assets	$377,885	$380,503

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,534	$2,037
Accrued expenses	11,107	12,287
Current portion of notes payable	8,555	9,347
Current portion of deferred income	6,980	6,838
Customer deposits	1,282	1,295

Total current liabilities	29,458	31,804
Deferred income	15,919	16,747
Notes payable, net of current portion	172,967	173,822
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 27,115 and 26,597 in 2009 and 2008, respectively	274	273
Additional paid-in capital	132,261	131,576
Retained earnings	27,940	27,215
Treasury stock, at cost — 350 shares	(934)	(934)

Total shareholders’ equity	159,541	158,130

Total liabilities and shareholders’ equity	$377,885	$380,503

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenues:
Resident and health care revenue	$42,869	$42,599
Unaffiliated management services revenue	18	18
Affiliated management services revenue	709	622
Community reimbursement revenue	4,312	4,736

Total revenues	47,908	47,975
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	26,316	25,969
General and administrative expenses	3,031	2,992
Facility lease expense	6,425	6,408
Stock-based compensation expense	301	331
Depreciation and amortization	3,457	3,253
Community reimbursement expense	4,312	4,736

Total expenses	43,842	43,689

Income from operations	4,066	4,286
Other income (expense):
Interest income	9	22
Interest expense	(2,862)	(2,948)
Other income	56	69

Income before provision for income taxes	1,269	1,429
Provision for income taxes	(544)	(609)

Net income	$725	$820

Per share data:
Basic net income per share	$0.03	$0.03

Diluted net income per share	$0.03	$0.03

Weighted average shares outstanding — basic	26,540	26,346

Weighted average shares outstanding — diluted	26,638	26,395

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating Activities
Net income	$725	$820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,457	3,249
Amortization	—	4
Amortization of deferred financing charges	83	84
Amortization of deferred lease costs	95	92
Deferred income	(686)	(462)
Deferred income taxes	411	544
Equity in the earnings of unconsolidated joint ventures	(56)	(69)
Provision for bad debts	72	10
Stock based compensation expense	301	331
Changes in operating assets and liabilities:
Accounts receivable	123	5
Accounts receivable from affiliates	55	404
Property tax and insurance deposits	1,709	2,178
Prepaid expenses and other	2,000	2,122
Other assets	(159)	(400)
Accounts payable	(503)	(701)
Accrued expenses	(1,180)	(2,819)
Federal and state income taxes receivable	843	(24)
Customer deposits	(13)	(74)

Net cash provided by operating activities	7,277	5,294
Investing Activities
Capital expenditures	(1,592)	(1,647)
Proceeds from the sale of assets	—	—
Net investment in limited partnerships	261	206

Net cash used in investing activities	(1,331)	(1,441)
Financing Activities
Increase in restricted cash	(2)	(2,160)
Repayments of notes payable	(1,647)	(2,266)
Cash proceeds from the issuance of common stock	339	5
Excess tax benefits on stock option exercised	46	—
Purchases of treasury stock	—	(904)

Net cash used in financing activities	(1,264)	(5,325)

Increase (decrease) in cash and cash equivalents	4,682	(1,472)
Cash and cash equivalents at beginning of period	28,972	25,880

Cash and cash equivalents at end of period	$33,654	$24,408

Supplemental Disclosures
Cash paid during the period for:
Interest	$2,775	$2,862

Income taxes	$60	$92

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q1 10	Q1 09	Q1 10	Q1 09	Q1 10	Q1 09
Portfolio Data
I. Community Ownership / Management
Consolidated communities Owned	25	25	4,058	3,926	3,503	3,503
Leased	25	25	3,892	3,775	3,104	3,152
Joint Venture communities (equity method)	15	13	2,086	1,602	1,654	1,367
Third party communities managed	1	1	148	148	115	115

Total	66	64	10,184	9,451	8,376	8,137

Independent living			6,784	6,510	5,695	5,546
Assisted living			2,685	2,286	2,063	1,973
Continuing Care Retirement Communities			715	655	618	618

Total			10,184	9,451	8,376	8,137

II. Percentage of Operating Portfolio
Consolidated communities Owned	37.9%	39.1%	39.8%	41.5%	41.8%	43.1%
Leased	37.9%	39.1%	38.2%	39.9%	37.1%	38.7%
Joint venture communities (equity method)	22.7%	20.3%	20.5%	17.0%	19.7%	16.8%
Third party communities managed	1.5%	1.6%	1.5%	1.6%	1.4%	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Independent living			66.6%	68.9%	68.0%	68.2%
Assisted living			26.4%	24.2%	24.6%	24.2%
Continuing Care Retirement Communities			7.0%	6.9%	7.4%	7.6%

Total			100.0%	100.0%	100.0%	100.0%

Selected Operating Results

I. Owned communities
Number of communities	25	25
Resident capacity	4,058	3,926
Unit capacity	3,503	3,503
Financial occupancy (1)	84.2%	86.3%
Revenue (in millions)	20.4	20.6
Operating expenses (in millions) (2)	11.4	11.3
Operating margin	44%	45%
Average monthly rent	2,311	2,275

II. Leased communities
Number of communities	25	25
Resident capacity	3,892	3,775
Unit capacity	3,104	3,152
Financial occupancy (1)	82.6%	82.4%
Revenue (in millions)	22.4	22.2
Operating expenses (in millions) (2)	12.3	12.1
Operating margin	45%	45%
Average monthly rent	2,821	2,766

III. Consolidated communities
Number of communities	50	50
Resident capacity	7,950	7,701
Unit capacity	6,607	6,655
Financial occupancy (1)	83.4%	84.5%
Revenue (in millions)	42.8	42.8
Operating expenses (in millions) (2)	23.7	23.4
Operating margin	45%	45%
Average monthly rent	2,552	2,506

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	Communities		Resident Capacity		Units
	Q1 10	Q1 09	Q1 10	Q1 09	Q1 10	Q1 09
IV. Communities under management
Number of communities	66	64
Resident capacity	10,184	9,451
Unit capacity	8,376	8,137
Financial occupancy (1)	81.0%	83.2%
Revenue (in millions)	56.4	54.8
Operating expenses (in millions) (2)	31.0	29.7
Operating margin	45%	46%
Average monthly rent	2,739	2,670

V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	60	60
Resident capacity	9,103	9,103
Unit capacity	7,519	7,519
Financial occupancy (1)	84.9%	86.0%
Revenue (in millions)	53.0	52.3
Operating expenses (in millions) (2)	28.4	28.0
Operating margin	46%	46%
Average monthly rent	2,732	2,664
VI. General and Administrative expenses as a percent of Total Revenues under Management
First Quarter	5.4%	5.5%
VII. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	181,313	184,966
Weighted average interest rate	6.1%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	Excludes management fees, insurance and property taxes.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended March 31,
	2010	2009

Adjusted EBITDAR
Net income from operations	$4,066	$4,286
Depreciation and amortization expense	3,457	3,253
Stock-based compensation expense	301	331
Facility lease expense	6,425	6,408
Provision for bad debts	72	10

Adjusted EBITDAR	$14,321	$14,288

Adjusted EBITDAR Margin
Adjusted EBITDAR	$14,321	$14,288
Total revenues	47,908	47,975

Adjusted EBITDAR margin	29.9%	29.8%

Adjusted CFFO and CFFO per share
Net cash provided by operating activities	$7,277	$5,294
Changes in operating assets and liabilities	(2,875)	(691)
Recurring capital expenditures	(505)	$(505)

Adjusted CFFO	$3,897	$4,098

Adjusted CFFO per share	$0.15	$0.15

Diluted shares outstanding	26,638	26,647
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